COOPERATIVE BANKSHARES REPORTS FIRST QUARTER EARNINGS

For Immediate Release: April 22, 2004

     Wilmington, NC--Cooperative Bankshares, Inc. (NASDAQ: "COOP") reported net income for the quarter ended March 31, 2004, of $918,470 or $0.32 per diluted share. Net income for the quarter ended March 31, 2003, was $1,387,650 or $0.48 per diluted share. The reduction in net income was mainly due to the expenses associated with four additional branches and lower income from reduced mortgage banking activities.

     Total assets at March 31, 2004, were $518.9 million; stockholders' equity was $44.2 million or $15.46 per share and represented 8.52% of assets.

     Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative offers services through 21 offices in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through offices in Wilmington, North Carolina, North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

                           For Additional Information:
  A Form 8-K has been filed with the SEC which contains additional information.
  -----------------------------------------------------------------------------

Contacts:
Frederick Willetts, III, President
Todd L. Sammons, CPA, Senior Vice President/ CFO
Linda B. Garland, Vice President/ Secretary


            COOPERATIVE BANKSHARES, INC.
                   201 MARKET ST.                           UNAUDITED SELECTED FINANCIAL DATA
                WILMINGTON, NC 28401                              NASDAQ SYMBOL: COOP

------------------------------------------------------------------------------------------------------------------------------------
BALANCES AS OF:                                        03/31/04          12/31/03          09/30/03        06/30/03        03/31/03
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                             $  518,881,798     $  502,436,889    $  496,497,455  $  522,083,786  $512,585,129
STOCKHOLDERS'  EQUITY                                  44,226,942         43,143,398        42,236,592      41,021,651    39,816,314
DEPOSITS                                              376,450,494        367,202,433       363,077,536     373,708,748   375,027,174
BOOK VALUE (2,860,764 SHARES as of 3/31/04)                 15.46              15.14             14.82           14.40         13.98

NON-PERFORMING ASSETS:
  ACCRUING LOANS  90  DAYS PAST DUE                       215,066            146,686           433,305         462,757       362,650
  NON-ACCRUAL LOANS                                         4,947            120,372           125,761         135,295        34,611
  FORECLOSED REO                                               --                 --           519,320         898,800       920,643
                                                  ----------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                    $      220,013     $      267,058    $    1,078,386  $    1,496,852  $  1,317,904
                                                  ==================================================================================

------------------------------------------------------------------------------------------------------------------------------------
FOR THE QUARTER ENDED:                                 03/31/04          12/31/03          09/30/03        06/30/03        03/31/03
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST MARGIN                                          3.68%             3.76%              3.55%           3.65%        3.62%
  (net interest income / average interest-
    earning assets)

EARNING ASSETS / LIABILITIES                               110.50%           109.30%            109.60%         108.90%      108.30%

STOCKHOLDERS' EQUITY/ASSETS                                  8.52%             8.59%              8.51%           7.86%        7.77%

------------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                         $      918,470     $   1,162,930     $    1,430,407   $   1,423,239   $ 1,387,650
                                                   =================================================================================

NET INCOME  PER DILUTED SHARE                              $ 0.32            $ 0.40             $ 0.49          $ 0.49        $ 0.48
                                                   =================================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                      2,913,184         2,908,354          2,901,844       2,895,190     2,887,096
                                                   =================================================================================

ALLOWANCE FOR LOAN LOSSES
    PROVISION                                           $ 220,000         $ 180,000          $ 180,000       $ 180,000     $ 200,000
    CHARGE OFFS                                            28,396            20,260              7,517          67,402       141,804
    RECOVERIES                                                355             3,299                782           1,257         1,852
                                                   ---------------------------------------------------------------------------------
    BALANCE                                        $    3,638,961     $   3,447,002     $    3,283,963   $   3,110,698   $ 2,996,843
                                                   =================================================================================

Note: Earnings per share are computed based on the weighted average number of dilutive shares outstanding, after giving retroactive effect for any stock dividends and splits.